EXHIBIT 10.37

OFFICE LEASE

71 STEVENSON STREET

ECI STEVENSON LLC,

a California limited liability company,

as Landlord,

and

MD BEAUTY, INC.,

a Delaware corporation,

as Tenant.

EXHIBITS:

A	OUTLINE OF PREMISES
A-1	OUTLINE OF EXPANSION SPACE
A-2	OUTLINE OF MUST TAKE SPACES
A-3	OUTLINE OF ADDITIONAL EXPANSION SPACE
B	TENANT WORK LETTER
C	NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS

i

E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	APPROVED FORM OF LETTER OF CREDIT
G	JANITORIAL STANDARDS
H	FORM OF SNDA

INDEX

Page(s)

Additional Expansion Space	11
Additional Rent	15
Alterations	29
Alternative Expansion Option	10
Alternative Expansion Space	10
Amended Expiration Date	12
Bank Prime Loan	52
Base Building	29
Base Building Elements	29
Base Rent	15
Base Year	16
Builder’s All Risk	31
Building	7
Building Hours	25
Clear Window	62
Common Areas	7
Conditional Termination Notice	37
Direct Expenses	16
Estimate	22
Estimate Statement	22
Estimated Excess	22
Excess	22
Existing Window	62
Expansion Option	9
Expansion Space	9
Expansion Space Extension Term	12
Expense Year	16
Extension Option	13
Extension Period	13
Face Amount	49
Force Majeure	57
Holidays	25
HVAC	25
Landlord	1
Landlord Parties	33
Landlord Repair Notice	36
Lease	1
Lease Commencement Date	13
Lease Expiration Date	13
Lines	61
Mail	57
Notices	57
Operating Expenses	16

Outside Delivery Date	9
Permitted Transfer	42
Permitted Transferee	42
Premises	6
Proposition 13	19
Provider	62
Renovations	60
Rent	15
Scheduled Delivery Date	9
Security Deposit	48
Service Failure	27
Statement	22
Subject Space	39
Suite 2100 Commencement Date	12
Suite 2100 Expansion Option	11
Suite 2100 Expansion Space	11
Suite 2120 Expansion Option	12
Suite 2120 Expansion Space	11
Summary	1
Tax Expenses	19
Tenant	1
Tenant’s Security System	7
Tenant’s Share	22
Term	13
Transfer	41
Transfer Notice	39
Transfer Premium	40
Transferee	39
Transfers	38

71 STEVENSON STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between ECI STEVENSON LLC, a California limited liability company (“Landlord”), and MD BEAUTY, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1. Date:		February 23, 2005
2. Premises
	2.1 Building:	A 23 story office building consisting of approximately 323,275 rentable square feet, located at: 71 Stevenson Street San Francisco, California 94105

	2.2 Premises:	A total of 35,427 rentable square feet, consisting of:

(a) 12,332 rentable square feet of space located on the twenty-second (22nd) floor of the Building and commonly known as Suite 2200 as further set forth in Exhibit A to this Office Lease;

(b) 12,398 rentable square feet of space located on the twenty-third (23rd) floor of the Building and commonly known as Suite 2300 as further set forth in Exhibit A to this Office Lease;

(c) 9,614 rentable square feet of space located on the eighteenth (18th) floor of the Building and commonly known as Suite 1825 as further set forth on Exhibit A to this Office Lease; and,

(d) 1,083 rentable square feet of space located on the eighteenth (18th) floor of the Building and commonly known as Suite 1815 as further set forth on Exhibit A to this Office Lease.

3. Term
(Article 2).

	3.1 Length of Term:	Ten (10) years, plus any partial month at the end of the Term to result in the Term ending on the last day of a calendar month.

	3.2 Lease Commencement Date:	The 22nd/23rd Floor Commencement Date.

	3.2.1 22nd/23rd Floor Commencement Date:	June 1, 2005.

	3.2.2 Suites 1825/1815 Commencement Date:	July 1, 2005.

	3.3 Lease Expiration Date:	The last day of the calendar month in which the tenth (10th) anniversary of the Suites 1825/1815 Commencement Date falls.

4. Base Rent
(Article 3):

4.1 Amount Due:

Years Following Lease Commencement Date	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
1 - 3*	$1,089,380.25	$90,781.69	$30.75
4 - 7	$1,160,234.25	$96,686.19	$32.75
8 - end of Term	$1,231,088.25	$102,590.69	$34.75

* Notwithstanding any provision contained in this Lease to the contrary:

            (a) During the initial 180 days following the 22nd/23rd Floor Commencement Date Tenant shall not be obligated to pay Base Rent for that portion of the Premises located on the Twenty-Second (22nd) and Twenty-Third (23rd) floors of the Building;

(b) During the initial 180 days following the Suites 1825/1815 Commencement Date Tenant shall not be obligated to pay Base Rent that portion of the Premises contained in Suites 1825 and 1815; and,

(c) Any increases in Base Rent under this Section 4.1 (i.,e. at the beginning of the 4th Year and the 8th Year) shall occur on the anniversary date of the Suites 1825/1815 Commencement Date.

4.2 Rent Payment Address:	ECI STEVENSON LLC Cushman & Wakefield as agent P.O. Box 45257 San Francisco, CA 94145-0257

5. Base Year	Calendar year 2005
(Article 4):

6. Tenant’s Share	Approximately 10.96%
(Article 4):

7. Permitted Use	General office use only, consistent with a first-class office
(Article 5):	building.

8. Security Deposit	A letter of credit (“L/C”) in the amount of $275,000, subject
(Article 21):

to L/C Burnoff, all in accordance with the provisions of Article 21 of this Lease. Furthermore, if and when Tenant leases more than 35,427 rentable square feet of space in the Building, the Face Amount of the L/C shall increase proportionately in accordance with the provisions of Article 21 of this Lease.

9. Parking	Nine (9) unreserved valet parking passes, subject to
(Article 28):	the terms of Article 28 of this Lease.

                The foregoing parking privileges are based on Tenant leasing Suites 2200, 2300, 1825 and 1815 containing approximately 35,427 rentable square feet of space. If and when Tenant leases more than 35,427 rentable square feet of space in the Building, then for each five thousand (5,000) rentable square feet of space Tenant leases in excess of 35,427 rentable square feet of space Tenant shall be entitled to, and shall lease, one (1) additional unreserved valet parking pass, subject to the terms of Article 28 of this Lease.

10. Address of Tenant	MD Beauty, Inc.
(Section 29.18):	425 Bush Street, 3rd floor

San Francisco, CA 94108
Attn: Chief Financial Officer

with a copy to:

Gardner Carton & Douglas, LLP
191 North Wacker Drive, Suite 3100
Chicago, IL 60606-1698
Attn: Barnett P. Ruttenberg, Esq.

(Prior to Lease Commencement Date)

and

MD Beauty, Inc.
71 Stevenson Street, Suite 2300
San Francisco, CA 94105-2934
Attention: Chief Financial Officer

with a copy to:

Gardner Carton & Douglas, LLP
191 North Wacker Drive, Suite 3100
Chicago, IL 60606-1698
Attn: Barnett P. Ruttenberg, Esq.

(After Lease Commencement Date)

11. Address of Landlord		See Section 29.18 of the Lease.
(Section 29.18):

12. Broker(s)		CB Richard Ellis Real Estate Services, Inc.
(Section 29.24):		101 California Street, 44th Floor San Francisco, California 94111 and The CAC Group 255 California Street, Suite 200 San Francisco, CA 94111

13. Tenant Improvement Allowance (Section 2.1 of Exhibit B):		$40 per rentable square foot

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1           Premises, Building, Project and Common Areas.

The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and each suite, floor or floors of the Premises has approximately the number of rentable square feet as set forth in Section 2.2 of the Summary.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, except for any “punch list” items to be completed by Landlord in connection with the improvements to be constructed by Landlord under the Tenant Work Letter.

1.1.1                Access to Premises and to Fire Stairwell.

1.1.1.1     After the Commencement Date Tenant (and such employees of Tenant to whom Landlord has previously given access keys or cards as Tenant from time-to-time requests pursuant to the provisions of this Lease) shall have access to the Premises 24 hours per day, 365 days per year, subject to (a) security controls, such as having keys and access cards to the Building and the Premises, (b) limitations and denial of access due to emergencies, and (c) limitations and denial of access due to reasons beyond the control of Landlord, such as actions by governmental authorities.

1.1.1.2     Subject to all applicable Laws, and Tenant’s reasonable cooperation with Landlord, so long as Tenant occupies the entire twenty-second (22nd) and twenty-third (23rd) floors of the Building [and the twenty-first (21st) floor when Tenant takes the entire floor], Tenant may, at Tenant’s own expense, use the existing fire stairwell to gain access to and between the twenty-second (22nd) and twenty-third (23rd) floors of the Building.  Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, Tenant may install its own security system (“Tenant’s Security System” to access the twenty-second (22nd) and twenty-third (23rd) floors of the Building from the existing fire stairwell.  In no event shall Tenant’s Security System tie into the Building’s security system or other systems or equipment of the Building, unless required to do so by any applicable governmental authority.  Tenant shall provide Landlord with any information reasonably required regarding Tenant’s Security System to provide access from the existing stairwell to the Premises in the event of an emergency.  Notwithstanding any provision contained in this Lease to the contrary, at the expiration or early termination of this Lease, Landlord may require Tenant to remove Tenant’s Security System and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense.

1.1.2                The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”).  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3                Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project as are used in the operation of the Project, as designated by Landlord, in its commercially reasonable discretion, are collectively referred to herein as the “Common Areas”).  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.2           Verification of Rentable Square Feet of Premises and Building.  For purposes of this Lease, “rentable square feet” and of the Premises shall be deemed as set forth in Section 2.2 of the Summary and shall not be subject to remeasurement or modification.  An independent architect has measured the Building and Premises in accordance with BOMA standards of measurement.

1.3           Must Take Spaces.

1.3.1                Tenant agrees to add to the Premises two (2) suites containing approximately 3,707 rentable square feet of space in the aggregate, on the eighteenth (18th) floor of the Building (collectively, the “Must Take Spaces” and when referred to in general, rather than specifically, the “Must Take Space”).  Each Must Take Space is identified on Exhibit A-2 attached to this Lease.  The Must Take Spaces are (a) Suite 1810 containing approximately 858 rentable square feet of space (“Must Take Space 1810”); and (b) Suite 1830 containing approximately 2,849 square feet of space (“Must Take Space 1830”).  Each Must Take Space is not subject to any rights granted by Landlord (including Landlord’s predecessor-in-interest) to others with respect to the respective Must Take Space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights).  Each Must Take Space may be available for Tenant to lease with different commencement dates for each Must Take Space.

1.3.2                Landlord agrees to use good faith efforts to deliver Must Take Space 1810 and Must Take Space 1830 on or before April 20, 2007.  Landlord agrees not to extend the term of the leases for either Must Take Space 1810 or Must Take Space 1830, and to use commercially reasonable efforts to cause the tenants occupying Must Take Space 1810 and Must Take Space 1830 to vacate the respective Must Take Spaces on or before April 20, 2007.  Landlord shall not be liable to Tenant or otherwise be in default under this Lease if Landlord is unable to deliver possession of Must Take Space 1810 or Must Take Space 1830, whether on April 20, 2007, or any time thereafter.  Landlord shall give Tenant written notice thirty (30) days prior to delivering Must Take Space 1810 or Must Take Space 1830.  If Landlord does not deliver either Must Take Space 1810 or Must Take Space 1830 to Tenant on or before June 1, 2007 because the existing tenant(s) occupying Must Take Space 1810 and/or Must Take Space 1830 hold over beyond April 30, 2005 and refuse to vacate such Must Take Space(s), then by written notice to Landlord before December 1, 2007, Tenant shall have the right to terminate Tenant’s obligation to lease the undelivered Must Take Space.

1.3.3                The Term of the Lease for each of the Must Take Spaces shall commence upon the date Landlord delivers possession of each of the respective Must Take Spaces to Tenant, and shall continue through the expiration or early termination of the Term.  Upon Landlord’s delivery of each of the Must Take Spaces to Tenant the respective Must Take Space shall be part of the Premises under the Lease (so that the term “Premises” in this Lease shall refer to the space in the Premises immediately before the delivery of the respective Must Take Space, plus the respective Must Take Space).

1.3.4                Tenant shall pay Base Rent for each Must Take Space at the same Annual Rental Rate per Rentable Square Foot contained in Section 4 of the Summary of Basic Lease Information as Tenant is then paying for the Premises originally leased under the terms of this Lease, as such rate changes during the Term.  Tenant shall commence paying Base Rent and Additional Rent for each Must Take Space (the “Must Take Rent Commencement”) sixty (60) days after Landlord delivers possession of the respective Must Take Space to Tenant; provided that for each Must Take Space a portion of the Base Rent for such specific Must Take Space will be waived for a period of time immediately following the Must Take Rent Commencement, in accordance with the following calculation:  The number of days for which Base Rent is waived for a specific Must Take Space shall be determined by multiplying one hundred eighty (180) by a fraction, the numerator of which is the number of days in the Term following the Must Take Rent Commencement for such specific Must Take Space, and the denominator of which is the number of days in the original Term for the Premises originally leased under this Lease (“Adjustment Factor”).

1.3.5                Landlord shall deliver, and Tenant shall take, each Must Take Space in its then existing “AS IS” condition.  Landlord shall construct Tenant Improvements in each Must Take Space in accordance with the provisions of this Lease.  For each Must Take Space Landlord delivers to Tenant Landlord shall provide a Tenant Improvement Allowance of $40 per rentable square foot in such Must Take Space multiplied by the relevant Adjustment Factor, in accordance with the provisions of this Lease.

1.3.6                As Landlord delivers possession of each Must Take Space to Tenant, Tenant’s Share of the Annual Direct Expenses shall be adjusted in accordance with the provisions of Section 4.2.6 of this Lease, to reflect the increased Rentable Area of the Premises.  Tenant’s lease of each Must Take Space shall be on the same terms and conditions as affect the original Premises, from time-to-time, including the same annual Base Rent per Rentable Square foot as then applies to the original Premises (except that free Base Rent and Tenant Improvement Allowance for each Must Take Space shall be determined in accordance with Section 1.3.5 above).

1.3.7                After Landlord delivers any Must Take Space to Tenant, Landlord and Tenant shall execute a written confirmation of the addition of the respective Must Take Space to the Premises on the terms and conditions set forth in this Section 1.3.  The written confirmation shall confirm the actual delivery date of such Must Take Space, the amount of free rent and Tenant Improvement Allowance applicable to such Must Take Space, the Must Take Rent Commencement for such Must Take Space, the percentage that constitutes Tenant’s Share of Direct Annual Direct Expenses, and any other relevant provision applicable to such Must Take Space.

1.4           Expansion Option.

1.4.1                Provided that MD Beauty, Inc. has not assigned this Lease or sublet more than twenty-five percent (25%) or all of the Premises to an entity other than a Permitted Transferee (as defined in Section 14.8 below) (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Permitted Transferees and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), and provided Tenant is not in default under this Lease beyond any applicable notice and cure periods on the date of exercise or at any time thereafter until the commencement of the Term with respect to any space so leased, Tenant shall have the following option (“Expansion Option”) by giving written notice to Landlord of the exercise of any such Expansion Option at any time prior to March 1, 2011 to lease the Expansion Space described below.  If Tenant fails to exercise the Expansion Option prior to March 1, 2011, then the Expansion Option shall become void, and of no further force and effect.  If Tenant effectively exercises the Expansion Option, then Landlord shall use commercially reasonable efforts to deliver possession of the Expansion Space to Tenant on or about the Scheduled Delivery Date.  The Expansion Space contains approximately 6,272 rentable square feet of space on the fifteenth (15th) floor of the Building (“Expansion Space”), as further set forth on Exhibit A-1 to this Office Lease.  The scheduled delivery date for the Expansion Space is February 1, 2012 (“Scheduled Delivery Date”).  If, despite Landlord’s good faith efforts, Landlord is unable to deliver the Expansion Space to Tenant on or before May 1, 2012 (“Outside Delivery Date”) in accordance with the provisions of this Article 1.4, then Tenant shall have no further rights with respect to the Expansion Space.

1.4.2                Tenant may meet with Landlord reasonably prior to March 1, 2011 to identify space (“Alternative Expansion Space”), as an alternative to the Expansion Space, and the availability, terms, including rental rate and time for delivery of the Alternative Expansion Space.  Within ten (10) business days following the date Landlord and Tenant agree upon the Alternative Expansion Space, and the terms upon which Tenant would lease the Alternative Expansion Space, and as an alternative  to exercising the Expansion Option for the Expansion Space, Tenant shall have the option (the “Alternative Expansion Option”) by giving written notice to Landlord within such ten (10) business day period to lease the Alternative Expansion Space instead of the Expansion Space.  Landlord shall deliver to Tenant the Alternative Expansion Space in accordance with the terms mutually agreed upon by Landlord and Tenant, subject to the other provisions of this Article 1.4.  If Tenant exercises the Alternative Expansion Option as provided above, then the Expansion Option for the Expansion Space identified above in Section 1.4.1 shall immediately terminate without any notice, and shall be of no further force and effect.  If Tenant does not exercise the Alternative Expansion Option within the ten (10) business day period specified above, then such Alternative Expansion Option shall terminate.  Upon any termination of the Alternative Expansion Option Tenant may still exercise the Expansion Option so long as it is exercised prior to March 1, 2011, provided, however, that Tenant shall not have the right to exercise both the Expansion Option and the Alternative Expansion Option.  The Alternative Expansion Space shall consist of contiguous vacant unleased space on one floor in the high-rise elevator bank area of the Building and shall contain between 3,000 and 8,000 rentable square feet of space and that Landlord shall deliver the Alternative Expansion Space to Tenant after April 30, 2008 and prior to May 1, 2011.  Upon delivery of any Alternative Expansion Space to Tenant, then Tenant shall lease such Alternative Expansion Space in accordance with the provisions of this Article 1.4.

1.4.3                The exercise by Tenant of the Expansion Option, or the Alternative Expansion Option, as the case may be, shall be irrevocable.  Upon exercise of the Expansion Option, or upon mutual agreement as to the Alternative Expansion Space, the Expansion Space or Alternative Expansion Space, as the case may be, shall be deemed to be leased under the terms and conditions of this Lease and shall constitute a portion of the Premises for all purposes of this Lease.  No further instrument shall be required to make such Lease of the Expansion Space or Alternative Expansion Space effective; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an amendment to this Lease confirming the lease of such Expansion Space or Alternative Expansion Space.  The Expansion Option and the Alternative Expansion Option shall terminate if not exercised precisely in the manner provided herein.

1.4.4                The lease of the Expansion Space or Alternative Expansion Space, as the case may be, shall be on all the terms and conditions set forth in this Lease and all Exhibits thereto, except that:

(a)           The Expansion Space, or Alternative Expansion Space, as the case may be, shall be delivered to Tenant in an “as is” condition;

(b)           The term of the Lease with respect to the Expansion Space or Alternative Expansion Space shall commence sixty (60) days after delivery of the Expansion Space or Alternative Expansion Space to Tenant and shall expire on the Expiration Date for the original Premises; provided, however, that if Tenant is granted any option to extend the term of the Lease with respect to the original Premises, such option(s) shall also apply to any Expansion Space or

Alternative Expansion Space leased by Tenant at the commencement of the Extension Period, and the options to extend may only be exercised with respect to the entire Premises, including the Expansion Space or Alternative Expansion Space; and

(c)           The Base Rent for the Expansion Space, or the Alternative Expansion Space, as the case may be, shall be the Fair Market Base Rental (as defined in Section 2.2.2 below) and shall be determined in accordance with the provisions of Article 2.2.

1.5           Additional Expansion Option.  In addition to the Expansion Option contained in Section 1.4 above, Tenant shall have the option to lease space on the twenty-first (21st) floor of the Building in accordance with the following provisions of this Section 1.5.

1.5.1                Provided that MD Beauty, Inc. has not assigned this Lease or sublet more than twenty-five percent (25%) or all of the Premises to an entity other than a Permitted Transferee (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Permitted Transferees and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), and provided Tenant is not in default under this Lease beyond any applicable notice and cure periods on the date of exercise or at any time thereafter until the commencement of the Term with respect to any space so leased, Tenant shall have the following options to lease each additional expansion space (“Additional Expansion Space”) described below.  Each Additional Expansion Space is subject to any and all rights granted by Landlord (including Landlord’s predecessor-in-interest) or asserted by others with respect to the respective Additional Expansion Space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights).  The Additional Expansion Space consists of two (2) different suites on the twenty-first (21st) floor of the Building, as further set forth on Exhibit A-3 attached to this Office Lease.  One suite is known as Suite 2100 and contains approximately 11,523 rentable square feet of space (“Suite 2100 Expansion Space”).  The other suite is known as Suite 2120 and contains approximately 784 rentable square feet of space (“Suite 2120 Expansion Space”).

1.5.2                The Suite 2100 Expansion Space is leased to a tenant under a lease that expires on March 31, 2011, with such tenant having a right, on sixty (60) days prior written notice to Landlord, to terminate its lease effective at any time after March 31, 2008.  Tenant shall exercise the option to lease the Suite 2100 Expansion Space (“Suite 2100 Expansion Option”) by giving written notice upon the earlier of (a) thirty (30) days after Landlord gives Tenant written notice that the lease for the Suite 2100 Expansion Space has terminated prior to its March 31, 2011 expiration date, or (b) at least twelve (12) months, but not more than fifteen (15) months, prior to March 31, 2011.

1.5.3                The Suite 2120 Expansion Space is leased to a tenant under a lease that expires on August 31, 2011, with such tenant having a right, on sixty (60) days prior written notice to Landlord, to terminate its lease effective at any time after August 31, 2008.  Tenant shall exercise the option to lease the Suite 2120 Expansion Space (“Suite 2120 Expansion Option”) by giving written notice upon the earlier of (a) thirty (30) days after Landlord gives Tenant written notice that the lease for the Suite 2120 Expansion Space has terminated prior to its March 31, 2011 expiration date, or (b) at least twelve (12) months, but not more than fifteen (15) months, prior to August 31, 2011.

1.5.4                The exercise by Tenant of the Suite 2100 Expansion Option and the Suite 2120 Expansion Option, as the case may be, shall be irrevocable.  Upon exercise of the Suite 2100 Expansion Option or the Suite 2120 Expansion Option, as the case may be, the applicable Additional Expansion Space shall be deemed to be leased under the terms and conditions of this Lease and shall constitute a portion of the Premises for all purposes of this Lease.  No further instrument shall be required to make such lease of the applicable Additional Expansion Space effective; provided that Landlord and Tenant shall, if requested by either party, execute and deliver an amendment to this Lease confirming the lease of such Suite 2100 Expansion Space or Suite 2120 Expansion Space.  The Suite 2100 Expansion Option and the Suite 2120 Expansion Option shall terminate if not exercised precisely in the manner provided herein.

1.5.5                The lease of the Additional Expansion Space shall be on all the terms and conditions set forth in this Lease and all Exhibits thereto, except that:

(a)           The Additional Expansion Space shall be delivered to Tenant in an “as is” condition;

(b)           The Term of the Lease with respect to the applicable Additional Expansion Space shall commence sixty (60) days after delivery of the Suite 2100 Expansion Space (“Suite 2100 Commencement Date”) or the Suite 2120 Expansion Space to Tenant, as the case may be, and shall expire on the Expiration Date for the original Premises (unless the Term is extended under the immediately following provisions); provided, however:

                (i)  if at the Suite 2100 Commencement Date the then remaining Term of the Lease is less than five (5) years, the Term of the Lease shall be extended to expire five (5) years following the Suite 2100 Commencement Date (“Amended Expiration Date”).  That portion of the Term between the Expiration Date contained in Section 3.3 of the above Summary of Basic Lease Information and the Amended Expiration Date is herein called the “Expansion Space Extension Term” (; and,

                (ii)  if Tenant is granted any option to extend the term of the Lease with respect to the original Premises, such option(s) shall also apply to the Additional Expansion Space leased by Tenant at the commencement of the Extension Period, and the options to extend may only be exercised with respect to the entire Premises, including the Additional Expansion Space; and,

(c)           The Base Rent for the applicable Additional Expansion Space, shall be the Fair Market Base Rental and shall be determined in accordance with the provisions of Article 2.2.  If the Term of the Lease is extended to expire at an Amended Expiration Date, then during the Expansion Space Extension Term the Base Rent payable by Tenant for the entire Premises then leased by Tenant (including all Premises leased by Tenant prior to or following the Suite 2100 Commencement Date) shall be the Fair Market Base Rental determined as of the Suite

2100 Commencement Date for the entire Premises, and shall be determined in accordance with the provisions of Article 2.2.

ARTICLE 2

TERM

2.1           Initial Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  At any time during the Term, Landlord or Tenant may deliver to the other party a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which the recipient shall execute and return within ten (10) business days of receipt thereof.

                2.2           Extension Option.

                                2.2.1        Provided that MD Beauty, Inc. has not assigned this Lease or sublet more than twenty-five percent (25%) or all of the Premises to an entity other than a Permitted Transferee (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Permitted Transferees and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), and provided Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the “Extension Option”) to extend the Term for one (1) additional consecutive period of five (5) years (“Extension Period”), by giving written notice to Landlord of the exercise of any such Extension Option at least twelve (12) months, but not more than fifteen (15) months, prior to the expiration of the initial Term.  The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease.  Upon such exercise, the term of the Lease shall automatically be extended for the Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option.  The Extension Option shall terminate if not exercised precisely in the manner provided herein.  Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that:  (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

                                2.2.2        “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the

Building of comparable size, location, quality and age as the Building for leases with terms approximately equal to the Extension Period (or, if applicable, the initial term for the Expansion Space, Alternative Expansion Space, or Expansion Space Extension Term), taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), and the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison.  Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

                                2.2.3        Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental.  If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the Extension Option (or, if applicable, the exercise of the Expansion Option, the Alternative Expansion Option or the Suite 2100 Expansion Option), Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property.  Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree).  The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant.  If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees.  If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.

                                2.2.4        In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for the Premises immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

                                2.2.5        In no event shall (a) the Base Rent during the Extension Period be less than the Base Rent in effect immediately prior to such Extension Period, (b) the Base Rent per rentable square foot for the Expansion Space, the Alternative Expansion Space, or the Additional Expansion Space be less than the Base Rent per rentable square foot payable for the original Premises immediately prior to the date the Term commences for the Expansion Space, the Alternative Expansion Space or the Additional Expansion Space, as the case may be, or (c) the Base Rent per rentable square foot during the Expansion Space Extension Term be less than the Base Rent per rentable square foot in effect immediately prior to such Expansion Space Extension Term.

                                2.2.6        The term of this Lease, whether consisting of the initial Term alone or the initial Term as extended by the Extension Period (if the Extension Option is exercised), or the Expansion Space Extension Term (if the Term is extended by the Expansion Space Extension Term) is referred to in this Lease as the “Term.”

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the address set forth in Section 4.2 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Term, without any setoff or deduction whatsoever.  The Base Rent for the first full month of the Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease.  If any “Rent,” as that term is defined in Section 4.1 below, payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1           General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amounts due.  Without limitation on other obligations of Tenant which survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Term.

4.2           Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2                “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                “Expense Year” shall mean each calendar year after the Base Year in which any portion of the Term falls, through and including the calendar year in which the Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4                “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following without duplication:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project, who are at or below the level of building manager, all such wages, salaries and other compensation to be appropriately allocated for persons who also perform duties unrelated to the Project; (ix) [intentionally deleted]; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project not covered in clause (i) above in this Section 4.2.4; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or

(D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project.  Operating Expenses shall be net of rebates, credits, recoveries under the insurance maintained by Landlord on the Building and similar items of which Landlord receives a monetary benefit.

Notwithstanding any provision contained in this Lease to the contrary, Operating Expenses shall not include the following:

1.                                            the cost of alterations, capital improvements (unless required by any new law, or which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses, in which event such capital improvement shall be amortized over its useful life, with interest at Landlord’s cost of funds), equipment replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures;

2.                                            painting or decorating other than in common or public areas of the building;

3.                                            any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;

4.                                            any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in Clause 3 above;

5.                                            ground rent;

6.                                            depreciation or amortization, except as provided in exclusion number 1 above;

7.                                            repairs necessitated by the negligence of Landlord or required to cure violations of laws in effect on the lease execution date and any other expenses incurred in connection with upgrading the building or Project to comply with insurance requirements, codes, statues or other laws including without limitation ADA;

8.                                            costs of enforcement of leases;

9.                                            interest on indebtedness or any costs of financing or refinancing the building, building equipment, or building improvements, replacements, or repairs.

10.                                      management fees in excess of three percent (3%) of rental collections;

11.                                      corporate overhead and compensation paid to officers or executives of the

                                                     Landlord;

12.                                      leasing commissions and advertising and promotional expenses;

13.                                      legal fees;

14.                                      the cost of repairs in excess of any commercially reasonable deductible incurred by reason of fire or other casualty or condemnation to the extent that either (a) Landlord is compensated therefore through proceeds of insurance or condemnation awards; (b) Landlord failed to obtain insurance against such fire or casualty, if insurance was available at a commercially reasonable rate, against a risk of such nature at the time of same; or (c) Landlord is not fully compensated therefore due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain a sufficient amount of coverage against such risk;

15.                                      purchase of works of art, provided that Landlord may include the costs of maintenance of, and insurance on, any works of art (whether existing on the Commencement Date or purchased subsequent thereto);

16.                                      overtime HVAC costs or electricity costs if charged separately to other building tenants;

17.                                      the cost of performing additional services or installation to or for tenants to the extent that such service exceeds that available to Tenant without charge hereunder;

18.                                      “takeover expenses” (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

19.                                      any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest (except as part of amortization of capital improvements as provided in number 1 above) or penalties for any late payments of operating costs;

20.                                      any improvement installed or work performed or any other cost or expense incurred by Landlord for any tenant space in order to comply with the requirements for the obtaining or renewal of a certificate of occupancy for the building or any space therein;

21.                                      any cost representing an amount paid for services or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm, or corporation;

22.                                      the operating costs incurred by Landlord relative to retail stores, deli’s, or restaurants;

23.                                      the cost of overtime or other expense to Landlord in curing its defaults in excess of costs absent such default,

24.                                      reserves of any kind.

If in either the Base Year or any Expense Year, Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary non-recurring circumstances, including, but not limited to, “Force Majeure,” as that term is defined in Section 29.16 below, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements.

4.2.5                Taxes.

4.2.5.1     “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2     Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the

Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.  Any special assessments shall be amortized over the maximum period of time permitted by law and Tenant shall pay Tenant’s Share of any special assessments (together with interest thereon at the rate charged Landlord by the assessing entity) as a component of Tenant’s Share of Taxes through the lesser of (i) the full amortized period of the special assessment, or (ii) the end of the Term.  If any special assessment is not payable in installments and less than ten (10) years remains in the Term, any special assessment shall be apportioned between Landlord and Tenant as if such special assessment were payable over ten (10) years, with Tenant responsible to pay only that portion then deemed due within the remaining Term as a component of Tenant’s Share of Taxes.  For any partial calendar year at the beginning or the end of the Term, Taxes shall be prorated on the basis of a 365-day year by computing Tenant’s Share of Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term.

4.2.5.3     Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.  Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days after Landlord invoices Tenant therefore, Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer taxes and fees, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4     Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent

(2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.5.5     Proposition 13 Protection.  Notwithstanding any other provision of this Lease to the contrary, if during the first three (3) calendar years in the Term (including the calendar year in which the Commencement Date occurs), any sale, refinancing, or change in ownership of the Building (a “Disposition”) is consummated and, as a result, all or part of the Building is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), the terms of this Subsection 4.2.5.5 shall apply.

(i)            For the purposes of this Subsection 4.2.5.5, the term Tax Increase (“Tax Increase”) shall mean that portion of the Tax Expenses that is attributable solely to the Reassessment.  Accordingly, a Tax Increase shall not include any portion of the Tax Expenses that is (a) attributable to the initial assessment of the value of the Project or any portion thereof; (b) attributable to assessments pending immediately before the Reassessment that were conducted during, and included in, that Reassessment or that were rendered unnecessary following the Reassessment; (c) attributable to the annual inflationary increase in real estate taxes; or (d) part of Tax Expenses incurred or considered to be incurred during the Base Year as determined by this Lease.
(ii)           If a Reassessment relates to a Disposition that occurs during the first (1st) full or partial calendar year of the Term, then Tenant shall not be obligated to pay (a) any portion of the Tax Increase during such first (1st) full or partial calendar year, (b) two-thirds (2/3) of the Tax Increase during the second (2nd) calendar year following the Commencement Date, (c) one-third (1/3) of the Tax Increase during the third (3rd) calendar year following the Commencement Date.  Beginning in the fourth (4th) calendar year following the Commencement Date Tenant shall be obligated to pay the entire amount of the Tax Increase.
(iii)          If a Reassessment relates to a Disposition that occurs during the second (2nd) calendar year of the Term, then Tenant shall not be obligated to pay (a) two-thirds (2/3) of the Tax Increase during the second (2nd) calendar year following the Commencement Date, (b) one-third (1/3) of the Tax Increase during the third (3rd) calendar year following the Commencement Date.  Beginning in the fourth (4th) calendar year following the Commencement Date Tenant shall be obligated to pay the entire amount of the Tax Increase.
(iv)          If a Reassessment relates to a Disposition that occurs during the third (3rd) calendar year of the Term, then Tenant shall not be obligated to pay one-third (1/3) of the Tax Increase during the third (3rd) calendar year following the Commencement Date.  Beginning in the fourth (4th) calendar year following the Commencement Date Tenant shall be obligated to pay the entire amount of the Tax Increase.

4.2.6                “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary, determined by dividing the rentable square feet of space in the Premises by the rentable square feet of space in the Building.  If rentable square feet of space in the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

4.3           Cost Pools.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion applied in a consistent way between Expense Years and consistent with similar office buildings in the financial district of San Francisco.  Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project, and the retail space tenants of the Project.  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4           Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1                Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) in reasonable detail which shall state the Direct Expenses incurred or accrued for such preceding Expense Year and the Direct Expenses for the Base Year, and which shall indicate the amount of the Excess.  Upon receipt of the Statement for each Expense Year commencing or ending during the Term, if an Excess is present, Tenant shall pay, within thirty (30) days following receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and any over payment shall be credited to Rent or refunded within thirty (30) days if the Lease has not terminated or expired.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Term.

4.4.2                Statement of Estimated Direct Expenses.  In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary, but not more than one (1) time for any Expense Year.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.  If any Taxes paid by Landlord and previously included in Direct Expenses are refunded, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant’s Share in effect for the period to which such refund relates.

4.4.3                Tenant’s Audit Rights.               Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord ( “Tenant’s Audit Notice”) to be given only within ninety (90) days after Tenant receives the annual Statement of Direct Expenses to audit Landlord’s books and records relating to such Statement for such immediately preceding Expense Year, subject to the following terms and conditions:  (a) No audit shall be conducted at any time that an Event of Default exists of any of the terms of this Lease; (b) any audit shall be conducted only by certified public accountants practicing for an independent accounting firm, employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord’s books and records more than one (1) time for any Expense Year.  Tenant acknowledges that Tenant’s right to inspect Landlord’s books and records with respect to Direct Expenses for the preceding Expense Year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Direct Expenses.  Tenant shall have ninety (90) days after Tenant’s Audit Notice to complete Tenant’s inspection of Landlord’s books and records concerning Direct Expenses at Landlord’s accounting office.  During its inspection Tenant agrees to request, in writing, all pertinent documents relating to the inspection.  Landlord will provide such documents to Tenant within ten (10) days from Landlord’s receipt of the request and Tenant shall not remove such records from Landlord’s accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant’s expense.  Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant.  The nature and content of any audit are strictly confidential.  Tenant, on behalf of its accountant, employees and agents shall not disclose the information obtained from the audit to any other person or entity, including, without limitation, any other tenant in the Building, or any agent, employee, officer, shareholder, partner, accountant or attorney of such tenant in the Building.  Except for a Permitted Transferee, no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.  If Tenant’s audit shows that Direct Expenses are overstated by more than five percent (5%), then Landlord agrees to pay the reasonable costs of such audit, not to exceed Two Thousand and 00/100 Dollars ($2,000.00) per audit.

4.5           Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1                Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2                If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Project are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3                Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6           Notwithstanding anything contained herein to the contrary, Landlord may adjust Operating Expenses and submit a corrected Statement with respect to Operating Expenses no more than two (2) years after the end of an Expense Year; provided, however, such two (2) year limitation shall not apply to Taxes.

ARTICLE 5

USE OF PREMISES

5.1           Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2           Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations.  Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Building.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the

Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

ARTICLE 6

SERVICES AND UTILITIES

6.1           Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Term.

6.1.1                Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide adequate heating and air conditioning (“HVAC”) to maintain the temperature in the Premises between sixty-eight degrees (68º) Fahrenheit and seventy-five degrees (75º) Fahrenheit  from 6:30 A.M. to 6:00 P.M. Monday through Friday (except on Holidays) (collectively, the “Building Hours”).  “Holidays” include the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays consistent with similar class office buildings located in the San Francisco financial district.

6.1.2                Landlord shall provide adequate electrical wiring and facilities in the Building core for connection to Tenant’s power distribution, wiring, lighting fixtures and incidental use equipment adequate to service a connected electrical load of the incidental use equipment and lighting fixtures averaging three (3) watts per usable square foot of the Premises during the Building Hours, and the electricity so furnished for incidental use equipment and lighting fixtures will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes.  Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters.  Engineering plans provided by Tenant shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.  Tenant shall be responsible for replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.

6.1.4                Landlord shall provide janitorial services to the Premises in accordance with the standards set forth on Exhibit G, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5                Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have at least one elevator available at all other times.

6.1.6                Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord and charges for such service as determined by Landlord from time-to-time.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2           Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water required to be furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord.  If Tenant uses water, electricity, heat or air conditioning in excess of that required to be furnished by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish.  Subject to change by Landlord upon reasonable notice to Tenant, as of the date of this Lease the hourly cost established by Landlord for use of fans only is $150 per hour, and for full heating, ventilating and air conditioning is $250 per hour, with a minimum of four (4) hours per request.

6.3           Interruption of Use.  Except as provided in Section 6.4 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.  Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

6.4           Interruption of Services.  In the event of an interruption in, or failure or inability to provide electricity, water, or air conditioning (a “Service Failure), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.

                                (a)           If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances:  (i) if Landlord fails to correct the Service Failure within two (2) business days following Landlord’s receipt of a notice from Tenant of the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the day of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

                                (b)           If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under this Lease, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

                                (c)           Notwithstanding Tenant’s entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement.  If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

                                (d)           Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord’s control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute “reasonable efforts” by Landlord to remedy the Service Failure.

                                (f)            Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor coverings of the Building on which the Premises are located, in good order, repair and condition at all times during the Term.  In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant;  provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord its actual out-of-pocket cost thereof, including a percentage of the cost thereof, not to exceed ten percent (10%) (to be uniformly established for the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1           Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord’s prior consent for minor, non-structural Alterations that (a) do not affect either the electrical system outside of the Premises or any of the other Building systems, (b) are not visible from the exterior of the Premises, and (c) cost less than Fifty Thousand Dollars ($50,000), so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencing the Alterations and complies with all of the following provisions of this Article 8 (except that Tenant shall not be required to obtain Landlord’s approval of any plans or specifications therefor).  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2           Manner of Construction.

8.2.1                Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such reasonable, non-discriminatory requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilizes for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Term, and the requirement that all Alterations conform in terms of quality and style to the Building’s standards established by Landlord.  Notwithstanding the foregoing, Landlord shall have the right to designate contractors and subcontractors for Alterations affecting either the structure of the Building, the electrical system outside the Premises, or other Building systems.  At the time Landlord consents to any Alterations, Landlord shall indicate which of Tenant’s Alterations Tenant must remove at Tenant’s sole cost and expense at the end of the Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Francisco, all in conformance with Landlord’s construction rules and regulations.

8.2.2                The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  The term “Base Building Elements” shall mean the (a) structural portions of the Building, (b) exterior of the Building (including the curtain wall and curtain wall elements), (c) public restrooms, (d) exit staircases, (e) fire-rated exit corridors, (f) the elevators and other shafts and portions of the Building core, and (g) mechanical systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  If governmentally required changes to the Base Building Elements are triggered by the initial Tenant Improvements described in Exhibit B and such changes cause work on the Base Building Elements in any way, then Landlord shall make such changes to the Base Building Elements at Tenant’s expense.  Notwithstanding the foregoing, Landlord shall be responsible, at Landlord’s expense, for (x) any work required for the restrooms and common areas located on the eighteenth (18th), twenty-first (21st), twenty-

second (22nd) and twenty-third (23rd) floors of the Building in their presently existing condition (prior to any Tenant Improvements) to comply with all applicable Laws, including the then applicable building codes for the City of San Francisco, in effect as of the date that construction commences on the initial Tenant Improvements on the eighteenth (18th), twenty-first (21st), twenty-second (22nd) and twenty-third (23rd) floors of the Building, and (y) correcting any building code deficiencies for tenant improvements existing in the Premises prior to commencing construction of Tenant Improvements, if such tenant improvements are retained in place without material change by Tenant.  If governmentally required changes to the Base Building Elements are triggered by (i) Tenant’s use of the Premises other than for ordinary office purposes, or (ii) construction of any Alterations by Tenant, then Landlord shall make such changes to the Base Building Elements at Tenant’s expense; provided, however, prior to commencing such changes to the Base Building Elements Landlord shall notify Tenant of such changes together with the estimated cost therefore.  Tenant shall then have the opportunity to change its use or Alterations to avoid or minimize Tenant’s obligation for costs of changes to the Base Building Elements.  Landlord, at Landlord’s sole cost and expense, shall make all other repairs, replacements, alterations, or improvements required to comply with applicable Laws to the extent such Laws relate to the Base Building and are not the responsibility of Tenant as aforesaid.

8.2.3                In performing the work of any Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the  Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.

8.3           Payment for Improvements.  If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors.  Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work, provided that such percentage payable to Landlord shall not exceed three percent (3%) of the cost of such work.

8.4           Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  As a condition of Landlord’s approving Alterations costing more than One Hundred Fifty Thousand Dollars ($150,000) Landlord may request Tenant to demonstrate to Landlord’s reasonable satisfaction that Tenant has the financial resources to pay the costs of constructing such Alterations.  If following such request Tenant does not provide to Landlord financial statements demonstrating that Tenant has the financial resources to fully pay for the Alterations without materially adversely affecting Tenant’s financial condition, then prior to Tenant commencing construction of such Alterations, Landlord may, in its discretion, notify Tenant that Tenant shall be required to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5           Landlord’s Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises (i.e., that portion of the Premises where the Alterations are removed) to a building standard tenant improved condition.  At the time Landlord consents to any Alterations, Landlord shall indicate which of Tenant’s Alterations Tenant must remove at Tenant’s sole cost and expense at the end of the Term.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a building standard tenant improved condition, then Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6           Alteration Plan Submission.  Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors selected in accordance with Section 8.2 above to make the Alterations and a copy of the contractor’s license.  Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, which shall include (a) reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations, and (b) Landlord’s “in-house” fee for review of plans and specifications for Alterations, which “in-house” fee shall not to exceed $500 per request.  Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.  Within thirty (30) days following the completion of any Alterations Tenant shall deliver to the Building management office (i) “as built” plans showing the completed Alterations, (ii) all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, and (iii) certificate of occupancy, or evidence of closure by all applicable building inspectors.  The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond, by endorsement to the title insurance policies of Landlord and any lender having a lien on the Building (if any such endorsement protects Landlord and Landlord’s lender to the same extent as does a bond) or otherwise, at Tenant’s expense, within fifteen (15) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Project or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1         Assumption of Risk, Indemnification and Waiver.

10.1.1              Damage to Tenant and Tenant’s Property.  Tenant hereby assumes all risk of damage to property in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.

10.1.2              Landlord’s Indemnification of Tenant.  Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all loss, damage, claims, actions, cost, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in defending against the same asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

10.1.3              Tenant’s Indemnification of Landlord.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, damage, claims, actions, cost, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any violation of any of the requirements, ordinances, statutes, regulations or other laws, including, without limitation, any environmental laws, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, either prior to, during, or after the expiration of the Term.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees.  Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2         Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.  Tenant shall not be responsible to pay for any increase in such premiums arising out of the Permitted Use.

10.3         Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1              Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured’s participation

10.3.2              Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all other improvements, alterations and additions to the Premises after the Commencement Date.  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3              Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4         Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, Landlord’s lender, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage diminished unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.  Any insurance required pursuant to this Lease may be provided by means of a so-called “blanket” policy, so long as the Building or Premises are specifically covered (by rider, endorsement or otherwise), the limits of the policy are applicable on a “per location” basis to the Building or Premises, and the policy otherwise complies with the provisions of this Lease.

10.5         Landlord’s Insurance.  During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at 100% of the replacement cost thereof

(except for a commercially reasonable deductible), excluding land, foundations, footings and underground installations.  Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

10.6         Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder, or which is actually carried if broader in coverage.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.7         Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, subject to the following as to liability insurance:  Not more frequently than once in each three (3) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required under this Lease is not adequate in comparison to that carried for comparable properties of similar usage, Tenant shall increase said insurance coverage as reasonably required by Landlord; provided, however, in no event shall the amount of liability insurance coverage increase by more than fifty percent (50%) greater than the amount required of Tenant during the preceding three (3) years of the Term.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1         Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by

Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible not to exceed Twenty-Five Thousand Dollars ($25,000.00) (which shall be payable to Landlord upon demand) and there shall be no rent abatement.

11.2         Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within ninety (90) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (except for a commercially reasonable deductible); or (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Term.

11.3         Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

11.4         Termination Rights.  If (a) the opinion of Landlord’s architect indicates that such repairs and restoration to the Premises, the Building or the Project shall take more than two hundred seventy (270) days following the date of the Casualty and the damage materially impairs

Tenant’s use of the Premises, or (b) such Casualty occurs during the last two (2) years of the Term and the opinion of Landlord’s architect indicates that such repairs and restoration to the Premises, the Building or the Project shall take more than sixty (60) days following the date of the Casualty and the damage materially impairs Tenant’s use of the Premises, then Tenant shall have the right to terminate this Lease as of the date of such Casualty by written notice to Landlord within thirty (30) days following Tenant’s receipt of the opinion of Landlord’s architect.  If, after three hundred (300) days following the date of the Casualty, the repairs and restoration to the Premises, the Building or the Project are not substantially completed, then Tenant shall have the right to give Landlord a conditional termination notice (the “Conditional Termination Notice”) within fifteen (15) days following the expiration of such three hundred (300) day period.  If the repairs and restoration to the Premise, the Building or the Project are not substantially completed within thirty (30) days following Landlord’s receipt of the Conditional Termination Notice, then within fifteen (15) days following the expiration of such thirty (30) day grace period Tenant shall have the right to terminate this Lease by written notice to Landlord.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken that Tenant is unable to use for its business as a result of the taking bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1         Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof in excess of twenty-five percent (25%) of the rentable square feet in the Premises, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof (if at the time of such request the financial condition of Tenant is less than the financial condition of Tenant as of the date of this Lease), business credit and personal references and history of the proposed Transferee and any other reasonably information required by Landlord which will enable Landlord to reasonably determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees (which currently equal $1,500.00 for each proposed Transfer), as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2         Landlord’s Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1              The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2              The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3              The Transferee is either a governmental agency or instrumentality thereof;

14.2.4              [Intentionally Deleted];

14.2.5              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6              The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.7              The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by

Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8              The proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, unless in either case Landlord has insufficient rentable area in the Building to accommodate the needs of such proposed Transferee; or

14.2.9              [Intentionally Deleted].

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3         Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee in any particular calendar per month.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred after deducting Tenant’s reasonable out-of-pocket legal and accounting fees, brokerage commissions, advertising expenses and improvement costs paid by Tenant in connection with any such assignment or subletting.  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4         Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space for the remainder of the Term.  Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter).  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5         Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%) and not the result of a good faith error, Tenant shall pay Landlord’s costs of such audit.

14.6         Additional Transfers.  For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of twenty-five percent (25%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of twenty-five percent (25%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7         Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any

Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall have committed an Event of Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8         Permitted Transfers.  Notwithstanding any provision contained in the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to engage in any of the following transactions (each a “Permitted Transfer”) and to Transfer the Lease to any of the following entities (each, a “Permitted Transferee” : (i)  a successor entity related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant, provided that no such Permitted Transfer materially reduces Tenant’s financial ability to perform Tenant’s obligations under this Lease.  The provisions of Sections 14.3 and 14.4 shall not apply with respect to a Permitted Transfer, but any transfer pursuant to the provisions of this Section 14.8 shall be subject to all other terms and conditions of this Lease, including the provisions of this Section 14.8.  Tenant shall remain liable under this Lease after any such transfer.  For the purposes of this Article 14, the term “Affiliate” of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent, as the case may be.  “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity.  For purposes of this Lease, a sale of Tenant’s capital stock through any public exchange, or through any public offering shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent.  Notwithstanding anything in the Lease to the contrary, neither a sale of the assets, stock or ownership interests of Tenant or reorganization/reincorporation under the laws of a different state effected through a merger shall be deemed to be a Transfer for purposes of this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1         Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2         Removal of Tenant Property by Tenant.  Upon the expiration of the Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and Section 8.5 of this Lease, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and at Landlord’s discretion, remove Lines installed under the provisions of Section 29.32 of this Lease, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal identified in this Section 15.2.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to 150% of the Base Rent plus the Additional Rent applicable during the last rental period of the Term under this Lease.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  For purposes of this Article 16, a holding over shall include Tenant’s remaining in the Premises after the expiration or earlier termination of the Term, as required pursuant to the terms of Section 8.5, above, to remove any Alterations or improvements located within the Premises.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.  In no event shall Tenant be liable to Landlord or any third party for any damages, costs or expenses of any nature (excepting the holdover rent at the rate contained above in this Article 16) as a result of Tenant’s remaining in possession of the Premises after the expiration or termination of this Lease unless such retention of possession continues for fifteen (15) business days after Tenant’s receipt of written notice from Landlord that it must vacate the Premises within fifteen (15) business days after such notice or be liable for such damages.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing, each party shall execute, acknowledge and deliver to the requesting party an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by such party.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  At any time during the Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Failure of either party to timely execute, acknowledge and deliver such estoppel certificate or other instruments within ten (10) business days following receipt of a request shall constitute an acceptance of the Premises and an acknowledgment that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

Prior to delivery of the Premises to Tenant, Landlord shall deliver to Tenant, and Tenant executes, a non-disturbance, attornment and subordination agreement substantially in the form of Exhibit H attached hereto or in such other form as is commercially reasonable and is reasonably acceptable to Tenant (the “SNDA”), executed by any current mortgagees, ground lessor, underlying lessor or the like of the Premises, if any.

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto, if and only if, Landlord obtains for the benefit of Tenant from any such mortgagee, ground lessor, underlying lessor or the like and delivers to Tenant, and Tenant executes, a new SNDA executed by each such mortgagee, ground lessor, underlying lessor or the like in form containing provisions substantially similar to the terms of the SNDA attached hereto as Exhibit H.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1         Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3              To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4              [intentionally deleted]

19.1.5              The failure by Tenant to observe or perform according to the provisions of Articles 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

Notwithstanding anything to the contrary contained in 19.1.1 above or in any other provision of this Lease, if Landlord gives Tenant written notice more than two (2) times during any twelve (12) month period that Tenant has failed to pay Rent, or any part thereof, when due, then in the twelve (12) month period following such second (2nd) notice of failure to pay when due Landlord shall not be obligated to give Tenant either written notice or a period of time to correct any such failure to pay when due, it being understood under such circumstances that the occurrence of such failure to pay Rent shall constitute, without the necessity of any notice or grace period, an Event of Default under this Lease.

19.2         Remedies Upon Default.  Upon the occurrence of any event of an Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3         Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4         Form of Payment After Default.  Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5         Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

                21.1.        Security Deposit.  Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the L/C identified below in this Article 21 as the security deposit (the “Security Deposit”) in the amount set forth in Paragraph 8 of the Summary of Basic Lease Information, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the L/C to its applicable Face Amount (as defined below in this Article 21).  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Term.  Tenant acknowledges that Landlord has agreed to accept a letter of credit in lieu of an additional cash deposit as an accommodation to Tenant and Tenant agrees that the letter of credit and all amounts drawn thereunder shall be treated for all purposes under this Lease as if a cash deposit had been tendered to Landlord upon the execution of this Lease.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

                21.2         Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the “L/C”) in an amount equal to Two Hundred Seventy-Five Thousand Dollars ($275,000) (the “Face Amount”) issued by a bank or trust company (“Issuer”) and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant’s obligations under this Lease.  If Tenant leases additional space in the Building, then in accordance with the provisions of Section 21.3 below, Tenant shall deliver an amendment to the L/C increasing the Face Amount.  An L/C in the form attached hereto as Exhibit F is hereby approved by Landlord.  The L/C shall name Landlord as beneficiary thereunder and provide that draws, including, at Landlord’s election, partial draws will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease.  The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer’s intent not to extend or renew the L/C.  During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Section 21.2.  In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days’ notice, shall, concurrent with Landlord’s delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord’s sole discretion, or an amendment to the outstanding L/C naming the new landlord as the beneficiary thereof.  Tenant’s failure to perform or observe any of the covenants set forth in this Section 21.2 for any reason shall entitle Landlord to draw on the full amount of the L/C and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord.   Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 21.1 above.

                21.3  Increases in Face Amount of L/C and L/C Burnoff.

                                At least thirty (30) days prior to the Commencement Date of any additional space Tenant leases in the Building beyond the initial Premises identified in Article 2.2 of the Summary of Basic Lease Information, Tenant shall deliver to Landlord an amendment to the L/C proportionately increasing the then current Face Amount by an amount determined as follows:

                                (a)  The Face Amount shall be increased by multiplying the additional rentable square feet by a fraction, the numerator of which is the Face Amount in effect immediately prior to the Commencement Date of the additional rentable square feet, and the denominator of which is the rentable square feet which Tenant has been leasing in the Building immediately prior to such Commencement Date.

                                (b)  Following any increase in the Face Amount under 21.3 (a) above, the amount of each L/C Burnoff (as defined below) shall be increased by an amount determined by multiplying the amount of the L/C Burnoff immediately prior to any such increase by a fraction, the numerator of which is the applicable increase in such Face Amount, and the denominator of which is the Face Amount immediately preceding any such increase in the Face Amount.

                21.4  If no prior or current Event of Default has occurred, then effective as of ten (10) days following the date Tenant delivers to Landlord Tenant’s audited financial statements for calendar year 2007 prepared in accordance with generally accepted accounting principles consistently applied (which financial statements shall also be delivered for each subsequent calendar year), and the audited financial statements for the applicable calendar year show that Tenant has (a) a positive net worth of at least Ten Million Dollars ($10,000,000), and (b) achieved positive net earnings during such calendar year, then, subject to any increases under the provisions of 21.3 (b) above, the Face Amount of the L/C may be reduced by fifty thousand dollars ($50,000) following the applicable calendar year (the “L/C Burnoff”), provided that the Face Amount of the L/C shall not at any time during the Term (including Extension Period, if the Extension Option is exercised) be less than fifty thousand dollars ($50,000).  If Tenant is a publicly traded company, and Tenant’s financial statements are accessible by the public, then Tenant shall not be required to deliver such financial statements to Landlord; instead, the requirements of this Section 21.4 shall be satisfied by Landlord obtaining Tenant’s most recent publicly available financial statements.  In the event Tenant does not qualify for qualify for any portion of the L/C Burnoff at the time such would occur pursuant to the provisions of this Section 21.4, but Tenant does qualify for the L/C Burnoff in any subsequent year, then the L/C Burnoff shall occur on a cumulative basis at the time of such subsequent qualification.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

[Intentionally deleted].

ARTICLE 23

SIGNS

23.1         Full Floors.  Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2         Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3         Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Building or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4         Building Directories.  Tenant shall be entitled to two (2) lines on the Building directory in the main lobby of the Building.  Tenant’s entries on the Building directories shall be at Tenant’s sole cost and expense.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures applicable to the Premises.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants relating to Tenant’s manner of use of the Premises, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  Notwithstanding the foregoing, Tenant shall not be obligated to pay a late charge on the first payment of Rent not received by Landlord when due in any consecutive twelve (12) month period unless Tenant does not pay such Rent within five (5) business days after written notice from Landlord that such payment of Rent is past due (the “Late Notice”).  Commencing with any second (2nd) payment which is not received by Landlord within five (5) business days after said amount is due, and continuing with each past due payment thereafter in the twelve (12) month period following any Late Notice, Tenant shall pay to Landlord the late charge equal to five percent (5%) of the amount without the requirement for any notice from Landlord.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1         Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2         Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in actually collecting or actually attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.  In addition, during the last twelve (12) months to the Term, Landlord shall have the right to show the Premises to prospective tenants upon reasonable prior oral or written notice to Tenant.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this

Lease in the manner provided herein; and (C) perform any covenants of Tenant regarding repairs to the Premises which Tenant fails to perform after written notice from Landlord (except that Landlord shall not be required to give prior notice in the event of an emergency).  Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

28.1         Tenant Parking Passes.  Tenant shall rent from Landlord, commencing on the Lease Commencement Date, the amount of unreserved valet parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the Project parking facility; provided, however, Tenant shall have the right to reduce (but not increase) the number of such parking passes following written notice to Landlord, and thereafter Tenant shall not be obligated to pay for such parking passes returned to Landlord.  Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time for such parking passes.  In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease.

28.2         Other Terms.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time (including, but not limited to, converting some or all of the unreserved valet parking to alternate forms of parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements, or relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Project parking facility or to accommodate or facilitate the renovation, alteration, construction or other modification of other improvements or structures located in the Project.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant, except to a Permitted Transferee, without Landlord’s prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

28.3         Parking Procedures.  Landlord shall in no event be responsible for any loss or damage to any vehicle or other property or for any injury to any person in connection with the use of the Project parking facility.  Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks.  Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the parking facilities servicing the Project.  Tenant shall not at any time use more parking passes than the number so allocated to Tenant.  Tenant shall not have the exclusive right to use any specific parking space.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1         Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2         Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3         No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4         Modification of Lease.  [Intentionally Deleted].

29.5         Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6         Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7         Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8         Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9         Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10       Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11       Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12       No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13       Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest

Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to seventy-five percent (75%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefore except to the extent personal liability of Landlord is required or necessary in order for Tenant to obtain equitable relief such as by injunction or specific performance, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14       Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15       Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or Project.

29.16       Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17       Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18       Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally.   Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given the date delivery is made or attempted to be made.  If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.  Notices may be given by an attorney representing the notifying party, or by a managing agent if the authority is delegated to such by the Landlord.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

ECI STEVENSON LLC
c/o Embarcadero Capital Partners, LLC

1199 Howard Ave., Suite 250

Burlingame, CA 94010

Attention:  John Hamilton

with copies to:

Ed Cherry, Esq.

Farella Braun & Martel, LLP

235 Montgomery Street, Suite 3000

San Francisco, CA 94104

and

Cushman & Wakefield
Building Management Office
71 Stevenson Street, Suite 1815
San Francisco, California 94105
Attention:  Mike Meyer
Telephone:  (415) 908-0888
Telecopy:  (415) 908-0881

29.19       Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20       Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21       Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22       Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23       Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24       Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the fee or commission of the

Brokers in accordance with Landlord’s separate written agreement with the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25       Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26       Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building ( and shall reimburse Tenant for its reasonable actual out-of-pocket costs, not to exceed $2,500, reasonably resulting from such change in name) and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27       Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28       Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29       Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30       Project Renovations.  It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Project, or any part thereof and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the

Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Project, which work may create noise, dust or leave debris in the Project.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.  In the exercise of its obligations under this Section, Landlord shall (a) use all reasonable efforts not to materially adversely interfere with ingress and/or egress to the Premises or to interrupt the operation of Tenant’s business at the Premises, and (b) subject to the other provisions of this Lease, at all times provide at least one (1) elevator to the floor(s) in which the Premises are located.  In the event that ingress/egress to the Premises is materially adversely interfered with for five (5) business days after Landlord receives written notice of such interference from Tenant, then Rent shall abate commencing on the date Landlord receives such written notice of the material adverse interference with ingress/egress and continuing until the it ends.

29.31       No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32       Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new Lines servicing the Premises and installed by Tenant shall comply with all applicable governmental laws and regulations, (v) [Intentionally Deleted], and (vi) Tenant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by Tenant in violation of these provisions, or which were installed by Tenant and are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33       Development of the Project.

29.33.1                    Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, within thirty (30) days after demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.33.2                    The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.33.3                    Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.34       Office and Communications Services.

29.34.1            The Provider.  Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”).  Except for WSI, which is the Provider for fire alarm and life safety systems, Tenant shall be permitted, but not required, to contract with a Provider for the provision of any or all of such services (other than fire alarm and life safety systems) on such terms and conditions as Tenant and Provider may agree.  The existing Provider for telecommunications is Capitol Communications.  Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, and subject to the provisions of Section 29.32 of this Lease, Tenant may elect to use a different service Provider (other than for fire alarm and life safety systems) and Landlord agrees to cooperate in the provision of such services.  Landlord shall have the sole right to select the Provider for fire alarm and life safety systems.

29.34.2            Other Terms.  Tenant acknowledges and agrees that:  (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.34.3            Clear Glass Window.  Subject to Landlord’s prior written approval of the type of glass and manner of installation, which approval will not be unreasonably withheld, and subject to approval from any applicable governmental authority, Tenant shall have the right to install, at Tenant’s sole cost and expense, a clear glass exterior window (the “Clear Window”) at the twenty-third (23rd) floor of the Building.  Landlord makes no representation or warranty that installation of the Clear Window will be approved by applicable governmental authorities.  The effectiveness of this Lease is not subject to Tenant’s installation of the Clear Window.  If Tenant’s installation of the Clear Window triggers other changes to the Building, then Landlord shall have the right to disapprove Tenant’s installation of the Clear Window, unless Tenant agrees to pay the costs of such other changes to the Building.  Using reasonable care Landlord agrees to store the existing window (the “Existing Window”) which Tenant removes to install the Clear Window; provided that Tenant bears the risk of damage to or destruction of the Existing Window during its storage.  At the expiration or early termination of the Term, if Landlord elects to remove the Clear Window, then Tenant shall be responsible to pay the cost of removing the Clear Window and re-installing the Existing Window, provided that if the Existing Window is not re-usable, in Landlord’s sole judgment, then Tenant shall also pay the cost of purchasing (including delivery, taxes and other costs associated with any such purchase) a window similar to the Existing Window as a replacement for the Existing Window.  The cost of any such re-installation and/or purchase shall be payable by Tenant within thirty (30) days following the date Landlord invoices Tenant therefore, notwithstanding any prior termination or expiration of this Lease.

29.34.4            Waiver of Landlord Lien.  Landlord hereby waives any statutory or common law lien it may have on Tenant’s personal property.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

ECI STEVENSON LLC,
a California limited liability company

by:	Embarcadero Capital Investors LP,
sole member

by:	Embarcadero Capital Partners LLC,
sole general partner

by:	Hamilton Partners, LP,
manager

by:	/s/ John Hamilton
John Hamilton,
President

“Tenant”:

MD BEAUTY, INC
a Delaware corporation

By:	/s/ Myles McCormick
	Its:	CFO

By:	Gary W. Weatherford
	Its:	COO

EXHIBIT A

71 STEVENSON STREET

OUTLINE OF PREMISES

[IMAGES]

A-1

EXHIBIT B

71 STEVENSON STREET

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant Section(s) of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1           Base, Shell and Core of the Premises as Constructed by Landlord.  Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”).  The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises.

1.2           Landlord Work.  Landlord shall, at Tenant’s sole cost and expense, cause the construction or installation of the following items on the floor of the Building containing the Premises (collectively, the “Landlord Work”).  Tenant may not change or alter the Landlord Work.

1.2.1        Public Corridor (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building).  The actual public corridor wall, the standard tenant entries and exits including doors, frames, hardware, and sidelight (if any), and standard tenant entry signage and exit lights (collectively, the “Public Corridor”), which Public Corridor is adjacent to the Premises.

1.2.2        Demising Walls Between Tenants (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building).   One-half of the cost of the demising partitions between tenants which shall include studs, acoustical insulation and dry wall ready for finish on tenant side only and any necessary penetrations, fire dampers and sound traps (collectively, the “Demising Walls”), which Demising Walls are adjacent to the Premises.

1.2.3        Additional Landlord Work.  In addition to the matters described in the foregoing, Landlord shall be responsible to perform the work described in Section 8.2 of the

Lease, subject to the provisions of such Section 8.2 of the Lease, including responsibility for the costs of such work.

SECTION 2

TENANT IMPROVEMENTS

2.1           Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $40.00 per rentable square foot of the Premises for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”).  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.  All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.2           Disbursement of the Tenant Improvement Allowance.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process [as set forth herein]) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):  (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter for space planning and design, but not for payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants (other than any structural engineer whose fees shall be in addition to Landlord’s fee) in connection with the review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter which is included in the fee described in Section 4.3.2 of this Work Letter (except for any independent structural engineer retained by Landlord in connection with the Construction Drawings); (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”); (iv) the cost of the Landlord Work; (v) the “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Tenant Work Letter; (vi) any signage; (vii) permits; (ix) security systems, telecommunications and data cabling; (x) moving costs; and (xi) furniture, fixtures and equipment, provided that the portion of the Tenant Improvement Allowance used for purchase of furniture, fixtures and equipment shall not exceed Five Dollars ($5.00) per rentable square feet in the Premises.

2.3           Standard Tenant Improvement Package.  Landlord has established specifications (the “Building Standard Tenant Improvements”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Building Standard Tenant Improvements have been delivered by Landlord to Tenant.  The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standard Tenant Improvements, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Building Standard Tenant Improvements.  On prior written notice to Tenant, for work other than Tenant Improvements, Landlord may make changes to the Building Standard Tenant Improvements from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner (the “Architect”) designated by Tenant, subject to Landlord’s reasonable approval, to prepare the “Construction Drawings,” as that term is defined in this Section 3.1.  Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2           Final Space Plan.  As soon as is possible, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

3.3           Final Working Drawings.  As soon as is possible Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

3.4           Permits.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant

Improvements (the “Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option,  to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits.  Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant’s responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the “Substantial Completion” of the Premises as that term is defined in Section 5.1 of this Tenant Work Letter.

3.5           Time Deadlines.  Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Contractor.  One of the three (3) following contractors designated by Landlord (“Contractor Bid List”) shall construct the Tenant Improvements.

(a) Venture Builders, (b) Webcor Builders, and (c) W. L. Butler.

Landlord shall submit the Working Drawings to such three (3) contractors on the Contractor Bid List, and shall solicit bids from such three (3) contractors.  Landlord shall deliver copies of all of the bids to Tenant.  Landlord and Tenant shall then mutually and jointly review the bids in order to determine which of the three (3) contractors on the Contractor Bid List is best able to complete the work in accordance with the schedule and within a budget approved by Landlord and Tenant.  Tenant acknowledges that the lowest bid may not necessarily be the contractor to be selected, it is the intention of the parties to select the lowest cost contractor from the Contractor Bid List who is approved by both Landlord and Tenant, absent circumstances that are reasonably acceptable to Tenant.  The contractor selected by Landlord and Tenant from the Contractor Bid List is called the “Contractor.”

4.2           Cost Proposal.  After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”).  Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items.  The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3           Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1        Over-Allowance Amount.  The difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance is herein called the “Over-Allowance Amount”.  On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord an amount equal to twenty percent (20%) of the Over-Allowance Amount (the “Initial Payment”).  Tenant shall pay to Landlord the remainder of the Over-Allowance Amount on a pari passu basis (after deducting the Initial Payment) with Landlord’s disbursement of the Allowance as work progresses.  Concurrent with Landlord’s request for payments of the Over-Allowance Amount (following the Initial Payment) Landlord shall deliver to Tenant an affidavit of the Contractor detailing the work that has been performed as of the date of such affidavit, as well as such other information as is customarily contained in requests for disbursements of construction funds.  In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.  In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base, Shell and Core (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor.  Tenant shall pay all direct architectural and/or engineering fees in connection therewith.

4.3.2        Landlord’s Retention of Contractor.  Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter), provided that the Landlord Supervision Fee shall not exceed Forty-One Thousand Dollars ($41,000).

4.3.3        Contractor’s Warranties and Guaranties.  Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.3.4        Tenant’s Covenants.  Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or within the Project.  Immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Project management office a copy of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE

5.1           Ready for Occupancy.  The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises.  For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.  The term “Substantial Completion” shall also include the issuance of a certificate of occupancy, or evidence of closure by all applicable building inspectors.

5.2           Delay of the Substantial Completion of the Premises.  [Intentionally Deleted].

SECTION 6

MISCELLANEOUS

6.1           Tenant’s Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with Contractor’s work in the Project and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises.  Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry.  Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2           Freight Elevators.  Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.  Landlord acknowledges that with respect to construction of the Tenant Improvements and related deliveries prior to the Commencement Date, Tenant, the Contractor and Tenant’s vendors shall receive a priority use of the freight elevator to avoid delays provided that Tenant and Tenant’s vendors give Landlord reasonable advance notice of deliveries, and use reasonable efforts to schedule deliveries at time reasonably approved by Landlord.  In addition, the use of the freight elevator shall be at no cost or fee to Tenant.

6.3           Tenant’s Representative.  Tenant has designated _______________ as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4           Landlord’s Representative.  Landlord has designated Kheay Loke as “Project Manager” who shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises.  With regard to all matters involving such Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the  Contractor.  Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor.  It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord’s agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord.  The Project Manager will furnish Tenant with notices of substantial completion, cost estimates, and Landlord’s approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

6.5           Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.6           Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease, or a default by Tenant under this Tenant Work Letter, following receipt of notice of the event that would constitute an Event of Default and the passage of time for the applicable cure period without such event or failure having been satisfied or cured, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

[Intentionally Deleted]

SCHEDULE 1 TO EXHIBIT B

1

EXHIBIT C

71 STEVENSON STREET

NOTICE OF LEASE TERM DATES

To:

Re:                               Office Lease dated                , 20   between                        , a                           (“Landlord”), and                       , a                           (“Tenant”) concerning Suite              on floor(s)           of the office building located at                                  ,                         , California.

Dear                          :

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                       The Term shall commence on or has commenced on                        for a term of                      ending on                                 .

2.                                       Rent commenced to accrue on                             , in the amount of                         ..

3.                                       If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                       Your rent checks should be made payable to                        at                        .

5.                                       The exact number of rentable feet within the Premises is                      square feet.

C-1

6.                                       Tenant’s Share is                        %.

“Landlord”:

,
a

By:

Its:

Agreed to and Accepted as of , 20 . “Tenant”:

a

By:

Its:

C-2

EXHIBIT D

71 STEVENSON STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the  Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Landlord will furnish Tenant magnetic card keys for after-hours access to the Building and/or elevator, and six (6) mechanical keys for access to the Premises.  Tenant shall pay to Landlord a deposit of $20 for each after-hours Building access card issued to Tenant.  Landlord may retain such deposit for any after-hours Building access card not returned to Landlord at the expiration or termination of the Term.  Any additional mechanical keys required by Tenant must be obtained from Landlord at a reasonable non-discriminatory cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.             No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates on a non-discriminatory basis.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.             No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators in such specific elevator as shall be designated by Landlord.  Landlord shall supply nonexclusive freight elevator service twenty-four (24) hours per day, seven (7) days per week, subject to reasonable advance scheduling.

6.             The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.             No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises visible from the Building, the exterior of the Building or any Common Areas of the Building, or the Project without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.             Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent except for art work in the Premises.

10.           Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.           Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except Tenant may use and store normal small quantities of such materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, provided such use and storage complies with applicable environmental Laws.  At the expiration or termination of this Lease Tenant shall remove all such materials from the Premises and the Project.  Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

12.           Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.           Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.           Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except for guide dogs or other service animals required by any disabled employee or invitee of Tenant), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.           No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens or in any kitchen shown on the Approved Plans may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17.           Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.           Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall participate in recycling programs undertaken by Landlord.

20.           Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate and by Landlord as part of its janitorial service.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.           Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Project and outside of the Premises, shall be subject to and under the control and direction of the Project manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.           No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than building standard window coverings.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, and which have a view of any interior portion of the Building or Common Areas.

24.           The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.           Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26.           Tenant must comply with all applicable “NO-SMOKING” or similar ordinances.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Project.

27.           Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties,

including keeping doors locked and other means of entry to the Premises closed.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28.           All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29.           Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.           No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.           No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32.           Tenant shall not use janitorial or maintenance or other similar services from any company or persons not approved by Landlord.  Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

33.           Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the  Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

71 STEVENSON STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of              , 20       by and between                   as Landlord, and the undersigned as Tenant, for Premises on the                     floor(s) of the office building located at                                ,                        , California                , certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the 22nd/23rd Floor Commencement Date occurred on                      , the Suites 1825/1815 Commencement Date occurred on                     , and the Term expires on              , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on                         ..

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.             Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                    ..  The current monthly installment of Base Rent is $                              .

8.             All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

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9.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.           As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.           If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.           There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.           Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.           All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                           on the               day of                  , 20    .

“Tenant”:

,
a

By:

Its:

By:

Its:

E-2

EXHIBIT F

71 STEVENSON STREET

APPROVED LETTER OF CREDIT FORM

[Letterhead of Issuing Bank]

[must be a Bank whose location, credit and practices Landlord has approved]

RE:          IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO.

TO:         [Name of project owner] (“Landlord”),

                                               [Landlord’s address]

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of                                         [name of tenant and type of entity (e.g. “ABC Corporation, a California corporation”)] (“Tenant”), in the amount of                                     Dollars ($                  ).  This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, Embarcadero Capital Partners LLC, that the amount drawn hereunder is being drawn pursuant to the terms of the                                 [title of lease document (e.g. Office Lease, Lease Agreement, etc.)] dated as of                  , between Tenant, as tenant, and Landlord, as landlord, for certain premises located at

                                              (the “Lease”).

Any draft presented for payment must be presented on or before                                [term should be at least one year], the date this Letter of Credit expires.  Partial drawings are permitted.

If you sell or otherwise transfer any interest in the “Building” (as defined in the Lease) [be sure to use the defined terms used in the Lease (e.g. if the building is called the “Property” in the Lease, then use that term here)], in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at                                                 [it must be a location easily accessible to us (e.g. no country banks located in some tiny town in the Southeastern corner of Texas].

This Letter of Credit shall automatically be extended and renewed for successive one year periods at the end of the stated expiration date and each anniversary thereof unless we notify you

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 in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one year term.

Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

[Name of Bank]

Authorized Signature

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EXHIBIT G

JANITORIAL SPECIFICATIONS

                I.              Janitorial Service Specifications for Tenant Suites and Common Areas on Tenant-Occupied Floors

                                1.             Nightly Services

                                a.                                       Secure all lights as soon as possible each night.

                                b.                                      Vacuum all carpeted areas.

                                c.                                       Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

                                d.                                      Dust all desks and office furniture with treated dust cloths.

                                e.                                       Papers and folders on desks are not to be moved.

                                f.                                         Sanitize all telephone receivers.

                                g.                                      Empty all waste paper baskets and other trash containers.

                                h.                                      Remove all trash from floors to the designated trash areas.

                                i.                                          Remove fingerprints, dirt smudges, graffiti, etc., from all doors, frames, glass partitions, windows, light switches, walls, elevator door jambs and elevator interiors.

                                j.                                          Return chairs and waste baskets to proper position.

                                k.                                       Clean, sanitize and polish drinking fountains.

                                l.                                          Police all service stair wells.

                                m.                                  Police all interior public corridor planters.

                                n.                                      Dust and remove debris from all metal door thresholds.

                                o.                                      Wipe clean smudged brightwork.

                                p.                                      Spot clean resilient and composition floors as required.

JANITORIAL SPECIFICATIONS page two

q.                                      Service all walk-off mats as required.

2.             Weekly Services

a.                                       Dust all low reach areas including, but not limited to, chair rungs, structural and furniture ledges, baseboards, window sills, door louvers, wood paneling molding, etc.

b.                                      Wipe clean and polish all brightwork.

c.                                       Sweep all service stair wells.

d.                                      Dust all vinyl base flooring.

3.             Monthly Services

a.                                       Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, tops of partitions, picture frames, etc.

b.                                      Edge all carpeted areas.

c.                                       Clean and spray buff all building standard resilient and/or composite flooring.

4.             Bi-Monthly Services

a.                                       Spot clean all corridor walls, trim, etc.

b.                                      Clean and refinish all resilient floors with a slip-retardant finish.

JANITORIAL SPECIFICATIONS page three

5.                                       Quarterly Services

a.                                       Dust all Venetian blinds.

6.                                       Semi-Annual Services

a.                                       Wash and dry all supply and return air diffusers and grilles.

7.                                       Annual Services

a.                                       Dust and wipe clean all light lenses.

B.                                     Restroom Service Specifications

1.                                       Nightly Services

a.                                     Restock all restrooms with supplies from the Owner’s stock, including paper towels, toilet tissue, seat covers and hand soap, sanitary napkins and tampons as required. Restock all restrooms with trash liners, and sanisacks.

b.                                      Wash and polish all mirrors, dispensers, faucets, flushometers and brightwork with non-scratch disinfectant cleaner. Wipe dry all sinks.

c.                                       Wash and sanitize all toilets, toilet seats, urinals and sinks with non-scratch disinfectant cleaner.

d.                                      Remove stains, descale toilets, urinals and sinks, as required.

e.                                       Mop all restroom floors with disinfectant germicidal solution,

f.                                         Empty and sanitize all waste and sanitary napkin and tampon receptacles.

g.                                      Remove all restroom trash.

JANITORIAL SPECIFICATIONS page four

h.                                      Spot clean finger prints, marks and graffiti from walls, partitions, glass, aluminum and stainless and light switches as required.

i.                                          Empty and damp wipe all ashtrays.

j                                             Check for light fixtures burned out lights or not working properly and report them to supervisor.

3.                                       Monthly Services

a.                                       Wipe down all tile walls and metal partitions. Partitions shall be left clean and unstreaked after this work.

b.                                      Dust all doors and door jambs.

c.                                       Thoroughly machine scrub all ceramic tile floors.

4.                                       Quarterly Services

a.                                       Dust and wipe clean light lenses and ceiling grilles.

RECORDING REQUESTED BY))
AND WHEN RECORDED MAIL TO:))
Bank of America, N.A.))
Commercial Real Estate Banking))
CA5-705-06-11))
555 California Street, 6th Floor))
San Francisco, CA 94104-1503))
Attn.: Karen Guenther))

___________________________________________________________________________________________

Space above for Recorder's Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Nondisturbance and Attornment Agreement (this "Agreement") dated January       , 2005 is made among MD Beauty, Inc, a Delaware corporation ("Tenant"), ECI STEVENSON LLC, a California limited liability company ("Landlord"), and Bank of America, N.A., a national banking association ("Lender").

WHEREAS, Lender is the owner of a promissory or deed of trust note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented or restated, called the "Note") dated                 , 200   , executed by Landlord and payable to the order of Lender, in the face principal amount of $                       bearing interest and payable as therein provided, secured by, among other things, a Deed of Trust, Assignment, Security Agreement and Fixture Filing (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the "Deed of Trust"), recorded in the real property records of San Francisco County, California, covering, among other property, the land (the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference, and the improvements (the "Improvements") thereon (such Land and Improvements being herein together called the "Property");

WHEREAS, Tenant is the tenant under a lease from Landlord dated                          (herein, as it may from time to time be renewed, extended, amended or supplemented, called the "Lease"), covering a portion of the Property (said portion being herein referred to as the "Premises"); and

WHEREAS, the term "Landlord" as used herein means the present landlord under the Lease or, if the landlord's interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

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NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and suffciency of which are hereby acknowledged, the parties agree as follows:

1.             Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Lender thereunder, and all right, title and interest of Lender in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of Landlord (or any prior landlord) to Lender which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Lender.

2.              Nondisturbance. Lender agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specifed in the Lease within which Tenant may cure such default),

(a)             Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Lender in the exercise of any of its foreclosure rights under the Deed of Trust or in connection with any conveyance in lieu of foreclosure, and

(b)            Lender will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

3.              Attornment.

(a)             Tenant covenants and agrees that in the event of foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall New Owner be:

(i)            liable for any act, omission, default, misrepresentation or breach of warranty of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property. New Owner shall remain responsible to fund any unfunded portion of Landlord’s Contribution (as defined in the Workletter attached to the Lease), or alternatively, may elect to have Tenant fund the unfunded portion of such contribution in which case Tenant shall be entitled to offset against Rent

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next becoming due under the Lease the portion of the Landlord’s Contribution funded by Tenant;

(ii)           bound by any payment of rent, additional rent or other payments made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iii)          bound by any amendment or modification of the Lease hereafter made, or consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned; or

(iv)          liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b)            The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certifcate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease, all in form and content reasonably acceptable to Tenant.

4.              Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certifcate regarding the status of the Lease, certifying (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) that to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) that to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested. If any of the foregoing statements are untrue, Tenant’s certificate shall state the reasons therefor.

5.              Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a)             Tenant acknowledges that in connection with the financing of the Property, Landlord is executing and delivering to Lender the Deed of Trust which contains an assignment of leases and rents. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease or the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any material provision of, or consent to the amendment, alteration or waiver of, any provision of the Lease without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall not prepay any rents or other sums due under the

3

Lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Lender will rely upon this instrument in connection with such financing.

(b)           Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c)           From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender, and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender and following the time when Lender shall have become entitled under the Deed of Trust to remedy the same. In no event will Tenant exercise any such right less than 30 days after receipt of such notice or prior to the passage of such longer period of time as may be necessary to cure or remedy such default, act or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act or omission, during which period of time Lender shall be permitted to cure or remedy such default, act or omission; provided that Tenant shall not have to wait such thirty (30) day period in the event of an emergency that creates an imminent risk of damage to property or injury to persons or otherwise substantially interferes with the ability of Tenant to conduct its normal operations at or from the Premises. Notwithstanding the foregoing, Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord and therefore not susceptible to cure by Lender.

(d)           In the event that Lender notifies Tenant of a default under the Deed of Trust, Note or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Lender, without offset, or as otherwise required pursuant to such notice beginning with the payment due thirty (30) days after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

(e)           Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f)            Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender and New Owner.

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(g)           This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h)           Except as provided in Section 3 above, Lender and any New Owner shall have no obligation nor shall they incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease, upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion rights contained in the Lease.

(i)            Lender and any New Owner shall have no obligation nor shall they incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(j)            In the event that Lender or any New Owner shall acquire title to the Premises or the Property, Lender or such New Owner shall have no obligation, nor shall it incur any liability, beyond Lender’s or New Owner’s then-equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Owner, if any, for the payment and discharge of any obligations imposed upon Lender or New Owner hereunder or under the Lease or for recovery of any judgment from Lender or New Owner, and in no event shall Lender, New Owner, or any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(k)           Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-fammablecleaning fluids and supplies normally used in the day-to-day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Lender, as applicable, for any loss, liability, claim or expense, including cleanup and all other expenses, including legal fees that Landlord, New Owner or Lender, as applicable, may incur by reason of Tenant’s violation of the requirements of this Section 5(1).

6.              Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Lender of any of its rights under the Deed of Trust, Note or Security Documents, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust, Note and Security Documents; (b) the provisions of the Deed of Trust, Note and Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender upon receipt

5

of a notice as set forth in Section 5(d) above from Lender and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust or the Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Lender in accordance with this Agreement. Landlord represents and warrants to Lender that a true and complete copy of the Lease has been delivered by Landlord to Lender.

7.              Lease Status. Landlord and Tenant certify to Lender that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8.              Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.              Miscellaneous.

(a)           This Agreement supersedes any inconsistent provision of the Lease.

(b)           Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Deed of Trust, Note or Security Documents.

(c)           This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender.

(d)           THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF

6

CALIFORNIA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e)           The words “herein,” “hereof” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision. The terms “include” and “including” shall be interpreted as if followed by the words “without limitation.”

(f)            This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g)           If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality or unenforceability did not exist.

(h)           This Agreement will be recorded in the real property records of San Francisco County, California.

[Signatures appear on the following page]

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NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF LENDER:	LENDER:

CA5-705-06-11	BANK OF AMERICA, N.A., a national
555 California Street, 6th Floor	banking association
San Francisco, CA 94104-1503

Attention: Karen Guenther	By:
Name:
Title:

ADDRESS OF TENANT:	TENANT:

MD Beauty, Inc.
71 Stevenson St., Suite 2300
San Francisco, CA 94105-2934
Attention: Chief Financial Officer	MD BEAUTY, INC.
a Delaware corporation

with a copy to:	By:
Name:
Gardner Carton & Douglas, LLP	Title:
191 N. Wacker Dr., Suite 3700
Chicago, Illinois 60606-1698
Attention: Barnett P. Ruttenberg

ADDRESS OF LANDLORD:	LANDLORD:

c/o Embarcadero Capital Partners	ECI STEVENSON LLC
1199 Howard Avenue Suite 250	a California limited liability company
Burlingame. CA 94010	By:	EMBARCADERO CAPITAL
INVESTORS LP. a Delaware
Attention:		limited partnership
-Eric Yopes		Its Sole Member

		By:	EMBARCADERO CAPITAL

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PARTNERS LLC, a Delaware
limited liability company
Its Sole General Partner

By:
Eric Yopes, Manager

9

STATE OF CALIFORNIA

COUNTY OF

On                           , before me,                               a notary public, personally appeared                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

______________________________

Notary Public

My Commission Expires:

                                                                         [Notarial Seal]

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF

On                           , before me,                               a notary public, personally appeared                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

______________________________

Notary Public

My Commission Expires:

                                                                          [Notarial Seal]

10

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF

On                           , before me,                               a notary public, personally appeared                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

______________________________

Notary Public

My Commission Expires:

                                                                         [Notarial Seal]

11

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

All that certain real property in the City of San Francisco, County of San Francisco, State of California, described as follows:

A-1